As filed with the Securities and Exchange Commission on October 20, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIKON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-045321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ringland Way, Newport, South Wales, NP	18 2TA
(Address of Principal Executive Offices)	(Zip Code)

TRIKON TECHNOLOGIES, INC.

2004 EQUITY INCENTIVE PLAN

(Full title of the plan)

William J. Chappell

Chief Financial Officer

Trikon Technologies, Inc.

Ringland Way, Newport, South Wales, NP 18 2TA

(Name and address of agent for service)

Telephone number, including area code, of agent for service: 44-1633-414-000

Copies to:

Steven V. Bernard, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.001 par value	1,300,000 shares	$2.08	$2,704,000	$342.60
Total	1,300,000 shares	$2.08	$2,704,000	$342.60

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Trikon Technologies, Inc. 2004 Equity Incentive Plan described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of $2.08 per share, the average of the high and low prices per share of the Common Stock on October 19, 2004, as reported on the Nasdaq National Market.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.	PLAN INFORMATION.

The document containing the information specified in this Item 1 will be sent or given to employees, offices, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424. The documents incorporated by reference in Item 3 of Part II shall be available without charge to employees, officers, directors or others upon written or oral request at the following address and telephone number: Ringland Way, Newport, South Wales, NP 18 2TA, 44-1633-414-000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents and information previously filed with the Commission by Trikon Technologies, Inc. (the “Registrant”) are hereby incorporated in this Registration Statement by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 15, 2004, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 7, 2004, pursuant to Section 13(a) of the Exchange Act;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 6, 2004, pursuant to Section 13(a) of the Exchange Act;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 11, 2004 and September 10, 2004, pursuant to Section 13 or 15(d) of the Exchange Act; and

•	The Registrant’s Registration Statement on Form 8-A filed with the Commission on July 21, 1995, as subsequently amended on August 21, 1995, pursuant to Section 12 of the Exchange Act, which contains a description of the terms, rights and provisions applicable to the Registrant’s Common Stock, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement (other than Current Reports on Form 8-K containing disclosure “furnished” under specific items thereof and exhibits relating to such disclosures, unless otherwise specifically stated in such Current Report on Form 8-K), shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware (“Delaware Law”) authorizes a Delaware corporation to indemnify officers, directors, employees, and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee, or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The certificate of incorporation and bylaws of the Registrant provide that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware Law. The certificate of incorporation also releases the Registrant’s directors from personal liability to the fullest extent permitted by Delaware Law. In addition, the Registrant intends in the future to enter into agreements to provide indemnification for directors and officers in addition to that provided for in the certificate of incorporation and bylaws.

The Registrant also maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against such person and expense incurred by such person in any capacity, subject to certain exclusions.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.	EXHIBITS

3.1	Certificate of Incorporation of Trikon Technologies, Inc. (incorporated by reference to Exhibit D to the Registrant’s Proxy Statement for the 2002 Annual Meeting of Stockholders filed on April 22, 2002).

3.2	Bylaws of Trikon Technologies, Inc. (incorporated by reference to Exhibit 3.3 of the Registrant’s Quarterly Report on Form 10-Q filed on August 12, 2003).

3.3	Trikon Technologies, Inc. 2004 Equity Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement filed on August 2, 2004).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Auditors.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is included in Exhibit 5.1 to this Registration Statement.

99.1	Power of Attorney of Directors (see signature page).

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, South Wales, United Kingdom on this 20th day of October, 2004.

TRIKON TECHNOLOGIES, INC.

Signature	Title	Date
Principal Executive Officer:

/s/ John Macneil John Macneil	President and Chief Executive Officer	October 20, 2004

Principal Financial and Accounting Officer:

/s/ William J. Chappell William J. Chappell	Senior Vice President, Chief Financial Officer and Secretary	October 20, 2004

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of Trikon Technologies, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints John Macneil and William J. Chappell and each of them with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement or Registration Statements on Form S-8 or other appropriate form, under the Securities Act of 1933, as amended, including post-effective amendments to previously filed Registration Statements, relating to the 2004 Equity Incentive Plan, as amended, and any and all amendments (including post-effective amendments) to such Registration Statement(s), and to file such Registration Statement(s) and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on this 20th day of October, 2004 by the following persons in the capacities indicated.

/s/ Christopher D. Dobson Christopher D. Dobson	Chairman of the Board	October 20, 2004

/s/ Richard M. Conn Richard M. Conn	Director	October 20, 2004

/s/ William W.R. Elder William W.R. Elder	Director	October 20, 2004

/s/ Robert R. Andersen Robert R. Andersen	Director	October 20, 2004

/s/ John Macneil John Macneil	Director	October 20, 2004

/s/ Nigel Wheeler Nigel Wheeler	Director	October 20, 2004

EXHIBIT INDEX

3.4	Certificate of Incorporation of Trikon Technologies, Inc. (incorporated by reference to Exhibit D to the Registrant’s Proxy Statement for the 2002 Annual Meeting of Stockholders filed on April 22, 2002).

3.5	Bylaws of Trikon Technologies, Inc. (incorporated by reference to Exhibit 3.3 of the Registrant’s Quarterly Report on Form 10-Q filed on August 12, 2003).

3.6	Trikon Technologies, Inc. 2004 Equity Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement filed on August 2, 2004).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.2	Consent of Independent Auditors.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is included in Exhibit 5.1 to this Registration Statement.

99.1	Power of Attorney of Directors (see signature page).